Exhibit 99.4

Chagee Holdings Limited

15/F, IFS Building 2, Hongxing Road,

Jinjiang District, Chengdu, Sichuan,

People’s Republic of China, 610000

+86 028 6900 7666

March 6, 2024

VIA EDGAR

Division of Corporation Finance

Office of Chief Accountant
U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:	Chagee Holdings Limited Confidential Submission of the Draft Registration Statement on Form F-1 (CIK Number: 0002013649) Representations Made Pursuant to Instruction 2 to Item 8.A.4 of Form 20-F

To whom it may concern:

Chagee Holdings Limited is an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”). In connection with the proposed initial public offering of the Company’s ordinary shares, par value US$0.0001 per share, to be represented by American depositary shares (the “Offering”), the Company hereby respectfully makes the representations to the Securities and Exchange Commission (the “Commission”) required by Instruction 2 to Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering, a company may comply with only the 15-month requirement in Item 8.A.4 of Form 20-F if the company is able to make the representations specified by Instruction 2 to Item 8.A.4 of Form 20-F.

The Company’s initial confidential submission of the draft registration statement on Form F-1 (the “Draft Registration Statement”) on the date hereof contained audited consolidated financial statements for the fiscal year ended December 31, 2022 and the unaudited consolidated financial statements for the nine months ended September 30, 2023. The Company’s consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP, and the unaudited interim consolidated financial statements have been prepared on the same basis as the Company’s consolidated financial statements and include all adjustments, consisting only of normal and recurring adjustments, that the Company consider necessary for a fair statement of its financial position and results of operations for a fair statement of its financial position and results of operations for the periods presented.

In submitting the Draft Registration Statement, the Company is complying with the 15-month requirement, rather than the 12-month requirement, with respect to the last year of audited financial statements. The Company is submitting this representation letter pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that “[a] company may comply with only the 15-month requirement in this item if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

The Company hereby represents to the Commission that:

1.	the Company is not required by any jurisdiction outside of the United States to issue audited financial statements as of a date not older than 12 months at the time this document is submitted;

2.	compliance with the 12-month requirement in Item 8.A.4 of Form 20-F is impracticable and involves undue hardship for the Company;

3.	the Company does not anticipate that its audited financial statements for the year ended December 31, 2023 will be available until April or May 2024; and

4.	in no event will the Company seek effectiveness of the registration statement if its audited financial statements are older than 15 months at the time of the Offering,

The Company is submitting this representation letter as an exhibit to the Draft Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

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Please do not hesitate to contact the undersigned via e-mail at zhangjunjie@bwcj.com or the Company’s counsel Li He at +852 2533-3306 (li.he@davispolk.com) and Kevin Zhang at +852 2533-3384 (kevin.zhang@davispolk.com) of Davis Polk & Wardwell LLP if you have any questions regarding the foregoing.

Very truly yours,

Chagee HOldings Limited

By:	/s/ Junjie Zhang
Name:	Junjie Zhang
Title:	Chief Executive Officer

cc:	Mr. Li He, Esq., Partner, Davis Polk & Wardwell LLP Ms. Shuang Zhao, Esq., Partner, Cleary Gottlieb Steen & Hamilton LLP Mr. Robert Derrett, Partner, PricewaterhouseCoopers Zhong Tian LLP

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